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                                 Exhibit 23.1

                        Consent of Independent Auditors

     We have issued our report dated February 3, 2000 accompanying the financial statements of the Glen Rock State Bank appearing in the 1999 Annual Report to shareholders, which was incorporated in the Registration Statement on Form S-4/A filed by Community Banks, Inc. on February 8, 2001. We consent to the incorporation by reference in this Current Report on Form 8-K/A of the aforementioned report.



                                      By:   /s/ Stambaugh Ness, P.C.
                                            ---------------------------------
                                            Stambaugh Ness, P.C.
                                            York, Pennsylvania
                                            May 30, 2001